                                EXHIBIT 21
                                ----------

           Subsidiaries of HomeFed Corporation (the "Registrant")

                                                             Percentage of
                                                              Outstanding
                                      Place of               Stock Held by
    Name of Subsidiary              Incorporation           the Registrant
    ------------------              -------------           ---------------
  HomeFed Communities, Inc.           California                  100%
  HomeFed Resources Corporation       California                  100%